Exhibit 21
Subsidiaries of Quad/Graphics, Inc. (Wisconsin)

Name	Domicile
Quad/Graphics Marketing, LLC	Wisconsin
Quad Marketing Holding Corp.	Wisconsin
Quad Claims, LLC	Wisconsin
Quad/Graphics Canada, LLC	Wisconsin
Quad RedTag, LLC	Wisconsin
Quad/Transportation Services, LLC	Wisconsin
Child Day Care and Learning Services, LLC	Wisconsin
Quad/Med, LLC	Wisconsin
Quad/Med Management, LLC	Wisconsin
Novia CareClinics, LLC	Indiana
Graphic Imaging Technology, LLC	Delaware
World Color Capital II, LLC	Delaware
Duplainville Transport, Inc.	Wisconsin
Quad/Air, LLC	Wisconsin
QuadSystems, LLC	Wisconsin
Quad/Greenfield, LLC	Wisconsin
Openfirst, LLC	Delaware
New Electronic Printing Systems, LLC	Delaware
New Diversified Mailing Services, LLC	Delaware
Chemical Research/Technology Co.	Wisconsin
Quad/Creative, LLC	Delaware
Proteus Packaging Corporation	Wisconsin
Transpak Corporation	Wisconsin
Unigraphic, Inc.	Massachusetts
Quad/Graphics Commercial and Specialty, LLC	Wisconsin
Tempt, LLC	Wisconsin
Quad/Tech, Inc.	Wisconsin
QuadTech Holdings Limited	Hong Kong
QuadTech (Shanghai) Trading Company Limited	China
QuadTech Ireland	Ireland
QuadTech UK Limited	United Kingdom
Quad/Tech Europe, Inc.	Delaware
QuadTech France S.a.r.l.	France
QuadTech Germany GmbH	Germany
Quad/Graphics Holding Company	Delaware
Quad/Graphics Printing Corp.	Delaware
QG, LLC	Delaware
World Color Mt. Morris II, LLC	Delaware
World Color Memphis II Corp	Delaware
World Color WCZ, LLC	Delaware
QG Printing Corp.	Delaware
QG Printing II Corp.	Connecticut
World Color Halliday Corp	California
Quad/Graphics Kingsport, LLC	Delaware
World Color Northeast Graphics Corp.	Delaware
World Color Lanman Corp.	Delaware

Name	Domicile
Quad Logistics Services, LLC	Delaware
Quad/Graphics Procurement, LLC	Delaware
World Color II, LLC	Delaware
Quad/Graphics Vancouver Corp.	Canada
Quad/Argentina, Inc.	Delaware
Anselmo L. Morvillo, S.A.	Argentina
Quad/Brazil, Inc.	Delaware
Quad/Brasil Grafica Ltda	Brazil
Quad/Graphics Guatemala S.A.	Guatemala
Quad/Graphics Mexico Holding S.A. de C.V.	Mexico
Grafser, S.A. de C.V.	Mexico
Quad/Graphics Mexico D.F. S.A. de C.V.	Mexico
Quad/Graphics Querataro S.A. de C.V.	Mexico
Quad/Graphics Investments Ltd.	British Virgin Islands
Q/G Mexico Holdings S.A. de C.V.	Mexico
Global Promotion Group de Mexico S.A. de C.V.	Mexico
SMI Puebla S.A. de C.V.	Mexico
Reproducciones Fotomecanicas S.A. de C.V.	Mexico
Olmarg S.A. de C.V.	Mexico
Proyeccion Industrial S.A. de C.V.	Mexico
Quad/Graphics (BVI) Holdings Ltd.	British Virgin Islands
Quad/Graphics Chile Holding Limitada	Chile
Quad/Graphics Encuardenacion Ltda.	Chile
Quad/Graphics Chile S.A.	Chile
Quad/Graphics (BVI) Ltd.	British Virgin Islands
Quebecor World Buenos Aires S.A.	Argentina
Quad/Graphics Peru S.A.	Peru
QG Editores S.A.C.	Peru
Quad/Graphics Colombia S.A.	Colombia
Quad/Graphics Luxembourg 1 S.a.r.L.	Luxembourg
Quad/Graphics Luxembourg 2 S.a.r.L.	Luxembourg
Quad/Graphics Spain 1, S.L.	Spain
Quad/Graphics Spain 2, S.L.	Spain
World Color Argentina S.A.	Argentina
Quad/Graphics Empreendimentos Ltda.	Brazil
QGLA Participacoes S/C Ltda.	Brazil
Q/G Holland B.V.	Netherlands
Quad/Graphics Europe Sp. z o.o	Poland
QuadWinkowski Deutschland GmbH	Germany
QuadWinkowski AB	Sweden
Quad Logistics Europe Sp. z o.o	Poland
QuadWinkowski UK Ltd	United Kingdom
OOO QuadWinkowski	Russia
CRT Sp z o.o	Poland
World Color Reinsurance S.A.	Switzerland
QW Ukraine LLC	Ukraine
Quad/Graphics Mauritius Ltd.	Mauritius